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                                                                    EXHIBIT 21.1

                     UNITED COMPANIES FINANCIAL CORPORATION
                              LIST OF SUBSIDIARIES

                               DECEMBER 31, 1997

                                                                STATE OF
                            NAME                              INCORPORATION
                            ----                              -------------
United Companies Lending Group, Inc.........................  Louisiana
United Companies Lending Corporation(R)(1)..................  Louisiana
Pelican Mortgage Company, Inc.(2)...........................  Delaware
Adobe, Inc.(3)..............................................  Nevada
UCFC Acceptance Corporation(2)..............................  Louisiana
United Companies Mortgage of Tennessee, Inc.(2).............  Tennessee
UNICOR MORTGAGE(R), Inc.(1).................................  Louisiana
GINGER MAE(R), Inc.(1)......................................  Louisiana
Southern Mortgage Acquisition, Inc.(1)......................  Louisiana
United Communications Corporation of Louisiana, Inc.........  Louisiana
United Companies Management Company, Inc....................  Louisiana
United Companies Realty and Development Company, Inc........  Louisiana
United Plan Insurance Agency, Inc...........................  Louisiana
United Companies Funding, Inc.(R)...........................  Louisiana
United Credit Card, Inc.....................................  Louisiana
UCFC Funding Corporation(5).................................  Louisiana
Gopher Funding, Inc.(5).....................................  Nevada
Adobe Financial, Inc. I(4)..................................  Nevada

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(1) Wholly owned by United Companies Lending Group

(2) Wholly owned by United Companies Lending Corporation(R)

(3) Wholly owned by Pelican Mortgage Company, Inc.

(4) Wholly owned by Adobe, Inc.

(5) Wholly owned by United Companies Funding, Inc.(R)